EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Serefex Corporation (the "Company") on Form 10-QSB for the period ended September 30, 2004 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brian
S.  Dunn,  Chief  Executive  Officer  of  the Company, certifies, pursuant to 18
U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


November  12,  2004


                                   SEREFEX  CORPORATION



                              By:  /s/  Brian  S.  Dunn
                                   --------------------
                                   Brian  S.  Dunn,  Chief  Executive  Officer